UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.
Precision BioSciences, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701
April 25, 2024
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Precision BioSciences, Inc., which will be held on Tuesday, June 4, 2024, beginning at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of the Annual Meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/DTIL2024.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
/s/ Kevin J. Buehler
Kevin J. Buehler
Chair of the Board

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2024
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Precision BioSciences, Inc., a Delaware corporation, will be held on Tuesday, June 4, 2024, at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2024. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.
to elect Stanley R. Frankel, M.D. and Samuel Wadsworth, Ph.D. as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
3.	to approve the amendment and restatement of the Company's 2019 Incentive Award Plan;
4.	to approve an adjournment the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3; and
5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on April 8, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary
Durham, North Carolina
April 25, 2024
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 25, 2024.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Page
Summary of the 2019 Plan	16
Interests of Certain Persons in the Amendment and Restatement of the 2019 Plan	19
Federal Income Tax Consequences	19
New Plan Benefits	21
Additional Prior Award Information	21
Board Recommendation	21

PROPOSAL NO. 4 APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL NO. 3	22

Background of and Rationale for the Adjournment Proposal	22
Board Recommendation	22

EXECUTIVE OFFICERS	23

CORPORATE GOVERNANCE	25

Corporate Governance Guidelines	25
Board Leadership Structure	25
Director Independence	25
Board Committees	26
Audit Committee	26
Compensation Committee	27
Nominating and Corporate Governance Committee	28
Science and Technology Committee	28
Board and Board Committee Meetings and Attendance	29
Executive Sessions	29
Director Attendance at Annual Meeting of Stockholders	29
Director Nominations Process	29
Board Diversity	31
Board Role in Risk Oversight	31
Committee Charters and Corporate Governance Guidelines	31
Code of Business Conduct and Ethics	31
Anti-Hedging Policy	32
Communications with the Board	32

EXECUTIVE COMPENSATION	33

Overview	33
Summary Compensation Table	33
Narrative Disclosure to Summary Compensation Table	33
Outstanding Equity Awards at 2023 Fiscal Year-End	35
Director Compensation	36

STOCK OWNERSHIP	40

Security Ownership of Certain Beneficial Owners and Management	40

CERTAIN TRANSACTIONS WITH RELATED PERSONS	42

Policies and Procedures on Transactions with Related Persons	42
Investors’ Rights Agreement	42
Director and Officer Indemnification and Insurance	42
Employment Agreements	42
Stock Options Grants to Executive Officers and Directors	42

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2024
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2023 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished in connection with the solicitation by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Precision BioSciences, Inc. (the “Company,” “Precision,” “we,” “us,” or “our”), in connection with our 2024 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 25, 2024.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, June 4, 2024 at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 8, 2024 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
•	Proposal No. 3: Approval of the amendment and restatement of the Company’s 2019 Incentive Award Plan (the “2019 Plan Proposal”)
•
Proposal No. 4: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3 (the “Adjournment Proposal”).

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 6,916,239 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1, No. 3, and No. 4 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 3, 2024.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DTIL2024. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/DTIL2024.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/DTIL2024 on the day of the Annual Meeting.
•	Webcast starts at 11:00 a.m., Eastern Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
•	FOR the approval of the amendment and restatement of the Company's 2019 Incentive Award Plan.
•	FOR the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3.

How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed	Impact of Broker Non- Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)	None(6)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)	None(5)

Proposal No. 3: Approval of the amendment and restatement of the Company's 2019 Incentive Award Plan.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(3)	None(6)

Proposal No. 4: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3
	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(3)	None(6)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

(5)
A broker is entitled to vote shares held on behalf of a beneficial owner on routine matters, such as the ratification and appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. Because brokers have discretionary authority to vote on such matter, we do not expect any broker non-votes in connection with Proposal 2.

(6)	A Broker Non-Vote is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our General Counsel and Secretary at our corporate offices, provided such statement is received no later than June 4, 2024;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 3, 2024;
•	submitting a properly signed proxy card with a later date that is received no later than June 3, 2024; or
•	attending the Annual Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We wish to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual

Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to the status or conduct of our development programs beyond that which is contained in our prior public disclosures;
•	related to material non-public information of the Company;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Size and Structure
Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. We currently have seven directors serving on the Board.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class should consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.
Class II Director - Current Term Ending at 2024 Annual Meeting	Class III Director - Current Term Ending at 2025 Annual Meeting	Class I Director - Current Term Ending at 2026 Annual Meeting
Stanley R. Frankel, M.D.	Melinda Brown	Michael Amoroso
Samuel Wadsworth, Ph.D.	Kevin J. Buehler	Geno Germano
Shari Lisa Piré
Nominees for Director
Dr. Frankel and Dr. Wadsworth have been nominated by the Board to stand for election. As directors assigned to Class II, Dr. Frankel's and Dr. Wadsworth’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Dr. Frankel and Dr. Wadsworth will each serve for a term expiring at our annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that no nominees as results from the inability of either nominee to serve. The Board has no reason to believe that either of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of April 25, 2024 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominees currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and the nominees have or display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding the nominees and continuing directors also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2027 Annual Meeting
Class II Directors	Age	Director Since	Current Position at Precision
Stanley R. Frankel, M.D.	65	2021	Director
Samuel Wadsworth, Ph.D.	75	2021	Director
Stanley R. Frankel, M.D., has served on our Board of Directors since April 2021. Dr. Frankel is a hematologist-oncologist with extensive academic and industry experience in the research, clinical development, and commercialization of immuno-oncology and cellular therapies. He has led clinical development programs for multiple FDA-approved drugs to treat hematologic malignancies including acute lymphoblastic leukemia, multiple myeloma, and lymphoma. Since April 2020, he has served as an independent advisor and consultant to biotechnology and pharmaceutical companies. From April 2021 through October 2022, Dr. Frankel served as the Chief Medical Officer of Cytovia Therapeutics, Inc. providing clinical research and development leadership and strategic guidance for a portfolio of multi-specific natural killer (“NK”) cell engager antibodies and induced pluripotent stem cell derived NK cell therapeutic candidates. From November 2019 to October 2020, Dr. Frankel was Senior Vice President, Global Drug Development, Cellular Therapy at Bristol-Myers Squibb Co. and, from April 2015 to November 2019 was Corporate Vice President, Head of Immuno-Oncology and Cellular Therapy, Clinical Research and Development at Celgene Corp. Dr. Frankel has also held roles of increasing responsibility at Amgen, Roche, and Merck. Dr. Frankel serves as an independent member of the Board of Directors for Myeloid Therapeutics and a member of Scientific Advisory Boards for Adagene, Immunai, and Sutro Biopharma. Dr. Frankel received a B.A. in Applied Sciences, Biomechanics from Harvard College and an M.D. from Northwestern University, and has been a board-certified licensed physician since 1986. He completed his residency in internal medicine at Mount Sinai Hospital and his fellowship in hematology-oncology at Memorial Sloan Kettering Cancer Center where he was Chief Fellow. He has prior academic and clinical appointments at Roswell Park Cancer Institute, Georgetown University, and the University of Maryland prior to joining Columbia University Vagelos College of Physicians and Surgeons as Adjunct Associate Professor of Medicine in the Division of Hematology/Oncology. We believe that Dr. Frankel’s nearly 35 years of clinical experience and demonstrated expertise in the biotechnology industry makes him well qualified to serve on our Board of Directors.
Samuel Wadsworth, Ph.D., has served on our Board of Directors since November 2021. Dr. Wadsworth has authored over 80 peer-reviewed papers including some of the earliest published work on adeno-associated viral (“AAV”) vectors for gene therapies and owns over a dozen patents related to AAV vectors for gene therapies. Since April 2022, Dr. Wadsworth has served as the Senior Scientific Advisor for Ultragenyx Gene Therapy, an operating unit of Ultragenyx Pharmaceutical Inc. (“Ultragenyx”), a biopharmaceutical company. Prior to that, Dr. Wadsworth served as the Chief Scientific Officer of Ultragenyx since November 2017, with responsibility for discovery and research and development of gene therapy programs following Ultragenyx’s acquisition of Dimension Therapeutics, Inc., where Dr. Wadsworth served as Chief Scientific Officer from 2013 until November 2017. From 2010 to 2013, Dr. Wadsworth served as the Director of Molecular Biology at Genzyme Corporation and, subsequent to the acquisition by Sanofi in 2011, the Global Head of Gene Therapy overseeing discovery and translational research on multiple rare disease and gene therapy programs. Dr. Wadsworth’s academic credentials include a Ph.D. from the University of Chicago and a B.A. from Southern Illinois University. We believe that Dr. Wadsworth’s nearly 30 years of experience in the biotechnology industry makes him well qualified to serve on our Board of Directors.
Class III Directors Whose Terms Expire at the 2025 Annual Meeting of Stockholders
Class III Directors	Age	Director Since	Current Position at Precision
Melinda Brown	67	2022	Director
Kevin J. Buehler	66	2019	Chair of the Board
Shari Lisa Piré	59	2021	Director
Melinda Brown has served on our Board of Directors since May 2022 and is Chair of the Board’s Audit Committee. Ms. Brown is a financial expert with proven experience leading accounting, finance and enterprise risk management teams in large, public companies. She most recently served as Senior Vice President and Controller of Tapestry, Inc. from September 2012 until her retirement in March 2019. In this capacity, she led, redefined and enhanced the global control function, as well as participated as a key member in the leadership team supporting Tapestry’s significant growth initiatives, including the acquisition and integration of Kate Spade and Stuart Weitzman brands and their multi-functional SAP implementation. Prior to Tapestry, Ms. Brown spent 30 years with PepsiCo, Inc. with her most recent role as Senior Vice President, Global Financial Shared Services and Productivity where she led North American shared services centers, developed PepsiCo’s global finance outsourcing strategy and coordinated global efforts by the Company to deliver multi-year productivity commitments. Ms. Brown is Chair Emeritus of The University of Connecticut Foundation Board of Directors where she previously served as their Audit Committee Chair and member of their Executive and Finance Committees. Ms. Brown began her career at Coopers Lybrand followed by the Financial Accounting Standards Board. She received a Bachelor of Science in Accounting and a Master of Business Administration from the University of Connecticut. She is a Certified Public Accountant and member of the American Institute of CPAs and Connecticut Society of CPAs. We believe that Ms. Brown’s extensive expertise in accounting, finance and enterprise risk management and leadership roles at public companies qualifies her to serve on our Board of Directors.
Kevin J. Buehler has served on our Board of Directors since November 2019 and, in November 2020, was appointed Chair of the Board, after serving as the Interim Chair of the Board from March 2020 to November 2020. Mr. Buehler has over 30 years of experience in the healthcare industry, most recently serving as the Division Head of Alcon Laboratories, Inc., a division of Novartis AG, a multinational pharmaceutical company, from April 2011 until his retirement in May 2014. Prior to that, from April 2009 to April 2011, he served as the Chief Executive Officer and President of Alcon Inc., after having served from 2007 to 2009 as Alcon Inc.'s Senior Vice President, Global Markets and Chief Marketing Officer and, from 2005 to 2007, as its Senior Vice President of the U.S. market and the Chief Marketing Officer. Mr. Buehler began his career with Alcon, Inc. in August 1984. Mr. Buehler holds a B.A. degree from Carroll University in Waukesha, WI, with concentrations in Business Administration and Political Science, and is a graduate of the Harvard Executive Program for Management Development. Mr. Buehler also currently serves on the Read Fort Worth non-profit board of directors. We believe that Mr. Buehler’s more than 30 years of experience in the healthcare industry, including both executive and board roles, qualify him to serve as member of our Board of Directors.
Shari Lisa Piré has served on our Board of Directors since November 2021. Ms. Piré has more than 20 years of experience as a trusted advisor to public and private companies and their owners. Since May 2021, Ms. Piré has served as the Chief Legal & Sustainability Officer at Plume Design, Inc., offering an open and hardware-independent Software as-a-Service delivery platform for smart homes, small businesses and beyond, using Wi-Fi, AI and machine learning to create the future of commercial spaces and human experience. From April 2015 to April 2021, Ms. Piré served as Chief Legal Officer for Cognate BioServices, Inc. (“Cognate”), a biotechnology contract development and manufacturing organization (“CDMO”). An instrumental member of the senior leadership team for Cognate, Ms. Piré effectively led and negotiated all transactions across each stage of the business’s evolution from small startup to its eventual sale to Charles River Laboratories. From January 2020 to April 2021, Ms. Piré served as a board member of Cobra Biologics Ltd., a gene therapy-focused CDMO that Cognate acquired under her leadership. Ms. Piré holds a B.A. in French Literature from the University of California at Irvine and a Juris Doctor, magna cum laude, from New York Law School. Ms. Piré served as Editor of the New York Law School Law Review and is admitted to the New York and D.C. Bars. Ms. Piré also currently serves on two non-profit boards of directors focused on children’s underserved medical needs and pediatric healthcare, respectively. We believe that Ms. Piré’s more than 20 years of experience providing legal advice to companies, including in the life sciences industry, qualifies her to serve on our Board of Directors.
Class I Directors Whose Terms Expire at the 2026 Annual Meeting of Stockholders
Class III Director	Age	Served as a Director Since	Current Positions with Precision
Michael Amoroso	46	2021	President, Chief Executive Officer and Director
Geno Germano	63	2020	Director
Michael Amoroso has been our Chief Executive Officer and a member of our Board of Directors since October 2021. Mr. Amoroso most recently served as President, Chief Executive Officer and a director of

Abeona Therapeutics (“Abeona”), a publicly traded clinical-stage biopharmaceutical company developing gene and cell therapies for life-threatening rare genetic diseases, from March 2021 to October 2021, and subsequently assumed the role of Chairman of the board of directors for Abeona in October 2021. Mr. Amoroso joined Abeona in July 2020 as Chief Commercial Officer and was promoted to Chief Operating Officer, leading all functions and serving as principal executive officer from November 2020 to March 2021. From August 2018 to January 2020, Mr. Amoroso served as Senior Vice President and Head of Worldwide Commercial Operations for Cell Therapy at Kite Pharma, a biotechnology company and subsidiary of Gilead Sciences, Inc., where he led all operations and functions charged with bringing the first wide-spread CAR-T cell therapy, YESCARTA®, to world major markets while also preparing the organization for its future cell therapy pipeline. Prior to his time at Kite Pharma, Mr. Amoroso served in senior level or executive positions at Eisai Inc. from October 2017 to August 2018 and Celgene Corporation from 2011 to 2017. Mr. Amoroso has worked with companies in the small molecules, biologics, and cell and gene therapies space across large, medium, and small capitalization companies with his deepest areas of expertise in rare and oncology diseases. Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University. Mr. Amoroso's qualifications to serve on our Board include his extensive experience in leading teams, either directly or indirectly, across clinical development, regulatory and medical affairs, corporate affairs, and commercial, both in the United States and globally, with direct operational experience in various pharmaceutical companies.
Geno Germano has served as a member of our Board of Directors since March 2020. Since August 2018, Mr. Germano has served as President and Chief Executive Officer and a board member of Elucida Oncology, Inc. (“Elucida”), a biotechnology company. As President and CEO of Elucida, Mr. Germano leads strategic efforts to utilize Elucida’s ultrasmall C-dot cancer targeting particle platform across diagnostic imaging, surgical and therapeutic applications. He served as President of Intrexon Corporation (“Intrexon”), a leader in engineering and industrialization of biology, from June 2016 to March 2017. Prior to joining Intrexon, from February 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer Inc. (“Pfizer”), where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas including cardiovascular, metabolic disease, neuroscience, inflammation, immunology, and rare diseases. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer, focused on maximizing the return on research and development investment across the Pfizer portfolio from 2013 to 2016. From 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets. Mr. Germano serves on the board of directors of Sage Therapeutics, Inc. Mr. Germano previously served on the boards of Bioverativ, Inc and The Medicines Company. From 2008 to 2018, Mr. Germano was a Trustee of the Albany College of Pharmacy & Health Sciences. Mr. Germano received his Bachelor of Science in Pharmacy from Albany College of Pharmacy. We believe that Mr. Germano’s experience in the pharmaceutical industry, including both executive and board roles, qualifies him to serve on our Board of Directors.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Dr. Stanley Frankel and Dr. Samuel Wadsworth as a Class II director to hold office until the 2027 Annual Meeting and until his respective successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024.
Although ratification is not required by our amended and restated by-laws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Precision in each of the last two fiscal years (in thousands).
	Year Ended December 31,
	2023	2022
Audit Fees	$894	$1,003
Audit-Related Fees	—	—
Tax Fees	41	32
All Other Fees	6	6
Total	$941	$1,041
Audit Fees
Audit fees consisted of the following:
•
Fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and services associated with SEC registration statements.

•
Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements including for assurance reporting on our historical financial information included in our shelf registration statement.

Tax Fees
Tax fees consisted of fees for tax compliance, tax advice, and tax planning services.

All Other Fees
All other fees consisted of subscription fees for accounting research software.
Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the rules of the Securities and Exchange Commission (“SEC”) on auditor independence.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by Deloitte & Touche LLP were provided in accordance with our pre-approval policies and procedures.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2023. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Melinda Brown (Chair)
Kevin J. Buehler
Geno Germano

PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2019 INCENTIVE AWARD PLAN
Overview
We are requesting stockholders approve the amendment and restatement of the Precision Biosciences, Inc. 2019 Incentive Award Plan, or the “2019 Plan”, to increase the number of shares available for issuance under the 2019 Plan by 630,000 shares.
The Board of Directors approved the amendment and restatement of the 2019 Plan on April 24, 2024, subject to and effective upon stockholder approval at the Annual Meeting. The 2019 Plan, as amended and restated if this Proposal No. 3 is approved, is described in more detail below. If this Proposal No. 3 is not approved by our stockholders, the amendment and restatement of the 2019 Plan will not become effective, and the 2019 Plan will remain in effect in accordance with its present terms. However, we may need to consider alternative compensation structures to achieve the objectives for which the 2019 Plan was designed.
The purpose of the amendment and restatement is to permit the Company to continue using the 2019 Plan to achieve the Company’s performance, recruiting, retention and incentive goals. We believe that the continued use of the 2019 Plan is essential to our success. Providing long-term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees, directors and consultants with the long-term interests of our stockholders, linking compensation to Company performance. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.
The Board believes that approval of the amendment and restatement of the 2019 Plan is in the best interests of the Company and the Board recommends that stockholders vote for approval of this Proposal No. 3.
Why You Should Vote FOR the Amendment and Restatement of the Company’s 2019 Plan
The proposed amendment and restatement of the 2019 Plan is critical to our ongoing effort to build stockholder value.
In its determination to approve the amendment and restatement of the 2019 Plan, the compensation committee considered an analysis prepared by independent compensation consultants engaged by the compensation committee and management, which included an analysis of our historical share usage and other key metrics including burn rate, dilution, and overhang compared to the historical market data of 161 biotechnology companies having $50-300 million in market capitalization. Based on this dataset, the compensation committee referenced 3-year average net burn rate of 3.3% at the median (50th percentile) and 4.8% at the 75th percentile, and 3-year average total overhang of 18.9% at the median (50th percentile) and 21.5% at the 75th percentile. As it relates to our equity grant practices, we would point out:
•
Current Situation: We need the additional 630,000 shares requested in the amendment and restatement to retain and motivate the talent necessary to execute our research and development objectives and long-term strategy. In our current cash constrained environment, there is significant risk associated with an inability to deliver equity compensation. As of April 18, 2024, we have only 5,633 shares remaining for future grant under the 2019 Plan, and all stock options granted under the 2019 Plan are underwater with a weighted average exercise price of $180.15 per share. Based on historical usage, if we do not increase the shares available for issuance under the 2019 Plan, we would expect to exhaust the available shares under the 2019 Plan by May 31, 2024, at which time we would lose an important compensation tool.

•
Median (50th percentile) Historical Annual Share Usage: We have historically granted equity in a responsible and carefully considered manner. Our three-year average net burn rate is 3.7%. This average net burn rate is well within market norms and generally aligned with the median of market data for similarly situated companies. Annual net burn rate is calculated by dividing (i) the sum of options and RSUs granted in the applicable year (inclusive of forfeitures and cancellations) by (ii) shares of common stock outstanding as of fiscal year end.

•
Median (50th percentile) Overhang with Share Request: If approved, the proposal to add 630,000 shares would result in an overhang of 15.9% for the 2019 Plan (this would be equal to 19.0% if we included our inducement plan which is reserved for new hires). This is consistent with historical levels and aligned with the median of market data for similarly situated companies (referenced above). Overhang is calculated as the sum of outstanding options, unvested RSUs, and shares not subject to outstanding awards and available for issuance (together, the “Numerator”) divided by the sum of the Numerator and shares of common stock outstanding as of April 18, 2024.
The compensation committee has recommended, and our Board has determined, that Proposal No. 3 is reasonable and in the best interests of stockholders and will provide us with shares needed to continue to incentivize and motivate our employees. The Board therefore recommends that the stockholders vote for approval of this Proposal No. 3.
The following table sets forth information regarding historical awards granted during the 2021, 2022 and 2023 fiscal year period under the 2019 Plan, and the corresponding burn rate for each of the last three fiscal years.
	Years Ended December 31,
2019 Plan Share Element	2021	2022	2023
Stock Options Granted	94,368	223,670	20,443
Stock Options Forfeited/Canceled	(48,576)	(85,773)	(124,682)
RSUs Granted	28,326	110,842	161,161
RSUs Forfeited/Canceled	(2,543)	(6,404)	(19,961)
Shares of Common Stock Outstanding as of Fiscal Year End	2,030,070	3,698,674	4,164,038
Net Annual Burn Rate	3.5%	6.6%	0.9%
Three Year Average Burn Rate		3.7%
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2019 Plan as of April 18, 2024. The closing price of our common stock on the Nasdaq Capital Market on that date was $10.72 per share.
Prior to Proposal No. 3:
Shares subject to outstanding options(1)	204,588
Shares subject to outstanding RSUs(2)	166,933
Shares available for issuance	5,633
2019 Plan overhang	8.9%
Including the proposed additional shares:
Proposed additional shares	630,000
Proposed additional shares as a percentage of fully diluted shares outstanding	8.3%
Shares available for issuance	635,633
2019 Plan overhang	15.9%
(1)	As of April 18, 2024, options outstanding under the 2019 Plan had a weighted average per share exercise price of $180.15 and a weighted average remaining term of 6.9 years.
(2)	As of April 18, 2024, the weighted average remaining vesting term for RSUs was 2.35 years.
In determining to approve the amendment and restatement of the 2019 Plan, the compensation committee considered our broader equity grant objectives and practices and believes that the amendment and restatement of the 2019 Plan is necessary to permit the Company to continue using the 2019 Plan to achieve the Company’s general performance, retention and incentive goals. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. Specifically, the compensation committee considered, among other things, that the market for high caliber, experienced talent in our industry and in our geographic location is extremely competitive. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success.
In consideration of these factors, and our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees and facilitating long-term stockholder value creation, including by retaining and incentivizing our executives and other employees, we believe that the amendment and restatement of the 2019 Plan and the size of the share reserve under the 2019 Plan after giving effect to the amendment and restatement are reasonable, appropriate and in the best interests of the Company and its stockholders at this time.
2019 Plan Contains Equity Compensation Best Practices
The 2019 Plan contains a number of provisions that we believe reflect a broad range of compensation and governance best practices. These include:
•
Continued broad-based eligibility for equity awards. We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.

•	Director award limit. An annual grant-date fair value limit of $750,000 per year applies to all equity and cash-based awards granted to non-employee directors.
•	No discounted options or discounted SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•
No repricing of awards without stockholder approval. Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or SAR or cancel an option or SAR in exchange for cash, another award under the 2019 Plan or an option or SAR with an exercise price that is less than the exercise price of the original option or SAR, unless such action is approved by the stockholders.

•	No single-trigger vesting of awards. The 2019 Plan does not have a single-trigger accelerated vesting provision for a change in control.
•	No automatic grants. The 2019 Plan does not provide for automatic grants to any individual.
•	No tax gross-ups. The 2019 Plan does not provide for any tax gross-ups.
Summary of the 2019 Plan
This section summarizes certain principal features of the 2019 Plan, as amended and restated subject to stockholder approval. The summary is qualified in its entirety by reference to the complete text of the amended and restated 2019 Plan, which is attached to this Proxy Statement as Exhibit A.
Eligibility and Administration
Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2019 Plan. As of April 18, 2024, approximately 106 employees, 6 non-employee directors and approximately 3 consultants were eligible to receive awards under the 2019 Plan. The 2019 Plan is administered by our compensation committee, although the Board may exercise any powers and responsibilities assigned to the compensation committee at any time. The Board may also delegate its duties and responsibilities to one or more other committees of our directors and/or officers, subject to the limitations imposed under the 2019 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The actual administrator of the 2019 Plan is referred to as the “plan administrator” in this Proposal No. 3. The plan administrator has the authority to take all actions and make all determinations under the 2019 Plan, to interpret the 2019 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2019 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2019 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2019 Plan.
Shares Available for Awards
The total number of shares reserved for issuance under the 2019 Plan since inception and before giving effect to the amendment and restatement equals the sum of (i) 158,333 shares, (ii) any shares that as of the effective date of the 2019 Plan were subject to awards under our 2015 Stock Incentive Plan or 2006 Stock Incentive Plan (collectively, the “Prior Plans”), which are forfeited or lapse unexercised and which are not issued under the

Prior Plans; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2020 and ending on and including January 1, 2029. Since the adoption of the 2019 Plan and through January 1, 2024, the aggregate number of shares available for issuance has been increased by 534,177 shares pursuant to this provision.
If the amendment and restatement of the 2019 Plan is approved, the number of shares reserved for issuance under the 2019 Plan will be equal to the sum of (i) 630,000 shares; (ii) the number of shares that were previously reserved for issuance under the 2019 Plan and are subject to outstanding awards as of the effective date of the amendment and restatement and the number of shares that remain available for the grant of future awards under the 2019 Plan as of the effective date of the amendment and restatement; and (iii) any shares that as of the original effective date of the 2019 Plan were subject to awards under the Prior Plans which are forfeited or lapse unexercised and which are not issued under the Prior Plans. As of April 18, 2024, there were 29,935 shares subject to awards outstanding under the Prior Plans. Additionally, the number of shares available for issuance under the 2019 Plan will be increased on January 1 of each calendar year until and including 2029 by an amount equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board. If the amendment and restatement of the 2019 Plan is approved, there will be a corresponding increase in the number of shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code”, such that no more than 796,667 shares may be issued under the 2019 Plan upon the exercise of incentive stock options. Shares issued under the 2019 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
If an award under the 2019 Plan or the Prior Plans, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2019 Plan.
Director Award Limit
The sum of any cash or other compensation and the value (determined as of the grant date in accordance with ASC 718, or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2019 Plan during any fiscal year may not exceed $750,000. The plan administrator may, however, make exceptions to such limit on director compensation in extraordinary circumstances, subject to the limitations in our 2019 Plan.
Awards
The 2019 Plan provides for the grant of options, including incentive stock options, or ISOs, and nonqualified options, or NSOs, stock appreciation rights, or SARs, restricted stock, dividend equivalents, restricted stock units, or RSUs, and other stock or cash based awards. Certain awards under the 2019 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2019 Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
•
Options and SARs. Options provide for the purchase of our shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•	Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price.

RSUs are contractual promises to deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2019 Plan.
•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, our common stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria
The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2019 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.
Certain Transactions
In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2019 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2019 Plan and replacing or terminating awards under the 2019 Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2019 Plan and outstanding awards as it deems appropriate to reflect the transaction.
Plan Amendment and Termination
Our Board of Directors may amend or terminate the 2019 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2019 Plan, may materially and adversely affect an award outstanding under the 2019 Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2019 Plan will remain in effect until March 12, 2029, the tenth anniversary of the date the Board of Directors initially adopted the 2019 Plan, unless earlier terminated by the Board of Directors. No awards may be granted under the 2019 Plan after its termination.
No Repricings without Stockholder Approval
The plan administrator cannot, without the approval of our stockholders, reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs, in exchange for cash, other awards under the 2019 Plan or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to the company’s Policy for Recovery of Erroneously Awarded Compensation and any other company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2019 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2019 Plan, and exercise price obligations arising in connection with the exercise of options under the 2019 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.
Interests of Certain Persons in the Amendment and Restatement of the 2019 Plan
In considering the recommendation of the Board with respect to the approval of the amendment and restatement of the 2019 Plan, stockholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the amended and restated 2019 Plan. The Board recognizes that approval of this proposal may benefit our non-employee directors and executive officers and their successors.
Federal Income Tax Consequences
The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2019 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.
Non-Qualified Options. The grant of a non-qualified option under the 2019 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant or exercise of an ISO under the 2019 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.
Stock Appreciation Rights. The grant of a SAR under the 2019 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.
Restricted Stock. A participant generally will not have taxable income on the grant of restricted stock under the 2019 Plan, nor will the Company then be entitled to a deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock.
Restricted Stock Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2019 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.
Stock Awards. If a participant receives a stock award under the 2019 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.
Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2019 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and SARs if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2019 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2019 Plan are not exempt from Section 409A. However, if the 2019 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
Limitations on the Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million.

New Plan Benefits
The benefits or amounts that may be received or allocated to participants under the 2019 Plan are subject to the discretion of the compensation committee or the Board of Directors and are not currently determinable. While we expect that RSUs will be granted under our non-employee director compensation program on the date of the Annual Meeting, such amounts are not determinable at this time.
Additional Prior Award Information
The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to options and RSUs that have been granted to such individuals and groups under the 2019 Plan from inception through April 18, 2024:
Name and Position	Shares Subject to Options(1)	Shares Subject to Restricted Stock Units(1)
Named Executive Officers(2)
Michael Amoroso, President and Chief Executive Officer	16,092	176,467
Alex Kelly, Chief Financial Officer	21,488	72,929
Alan List, M.D., Chief Medical Officer	12,481	11,547
All Current Executive Officers as a Group (5 persons)	72,042	343,720
All Current Non-Executive Directors as a Group (6 persons)	40,217	21,200
Director Nominees:
Stanley R. Frankel, M.D.	7,341	4,202
Samuel Wadsworth, Ph.D.	7,076	4,202
All Non-Executive Officer Employees as a Group (2 persons)	64,901	100,007
(1)
Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired unexercised. The closing price per share of common stock on the Nasdaq Capital Market on April 18, 2024 was $10.72.

(2)	Mr. Amoroso has been employed by the company since October 2021, Mr. Kelly since October 2020, and Dr. List since August 2020.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the approval of an amendment and restatement of the 2019 Plan.

PROPOSAL NO. 4 APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL NO. 3
Background of and Rationale for the Adjournment Proposal
The Board believes that, if the Annual Meeting is convened and a quorum is present, but there are not sufficient votes at that time to approve the Proposal No. 3, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the amendment and restatement of the 2019 Plan.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the proposal to approve the amendment and restatement of the 2019 Plan.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3.

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 25, 2024. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position	In Current Position Since
Michael Amoroso	46	President, Chief Executive Officer and Director	2021
Alex Kelly	57	Chief Financial Officer	2021
Alan List, M.D.	69	Chief Medical Officer	2021
Dario Scimeca	49	General Counsel and Secretary	2019
Jeff Smith, Ph.D.	51	Chief Research Officer	2022
See page 9 of this Proxy Statement for the biography of Michael Amoroso.
Alex Kelly has served as our Chief Financial Officer since May 2021. He was previously the interim Chief Financial Officer from January 2021 to May 2021 and the Chief Corporate Affairs Officer from October 2020 to January 2021. Mr. Kelly joined Precision from Allergan plc (“Allergan”), a pharmaceutical company, where, from April 2015 to May 2020, he served as Executive Vice President, Corporate Affairs and Chief Communications Officer of Allergan and President of The Allergan Foundation. In these roles, Mr. Kelly developed internal and external messaging that shaped the company culture and supported several successful company transformations including the recent merger with AbbVie, Inc. Previously, Mr. Kelly served as Senior Vice President, Chief Integration Officer for Actavis plc (now Allergan) where he led back-to-back integration efforts for both the acquisition of Forest Laboratories, LLC (“Forest Labs”) and Allergan. Prior to this role, he was Senior Vice President, Chief Communications Officer, Public Affairs and Investor Relations at Forest Labs where he built a consolidated corporate communications and investor relations team and led integration efforts. Mr. Kelly has held additional roles at Bausch + Lomb, Merck, Schering-Plough, Novartis, Pharmacia, and Pharmacia & Upjohn. Previously, Mr. Kelly was the Chair of the HealthCare Institute of New Jersey and the Vice Chair of the California Life Sciences Association. He earned his Bachelor of Science in Pharmacy from Purdue University.
Alan List, M.D. has served as our Chief Medical Officer since April 2021 and, prior to that, had been a strategic clinical advisor to the Company and our Board since April 2020, providing advice regarding our clinical stage and pre-clinical allogeneic CAR T programs. Prior to joining us, Dr. List served in various roles at the Moffitt Cancer Center, including as President and Chief Executive Officer from 2012 to December 2019, Executive VP, Physician in Chief from 2008 to 2012 and Chief of the Malignant Hematology Division from 2003 to 2008. Prior to joining the Moffitt Cancer Center, Dr. List held academic and clinical appointments at the University of Arizona. Dr. List is internationally recognized for his many contributions in the development of effective treatment strategies for myelodysplastic syndrome (“MDS”) and acute myeloid leukemia. His pioneering work led to the development of Revlimid (lenalidomide) a transformational treatment for patients with MDS and multiple myeloma.
Dr. List is the author of more than 425 peer-reviewed articles and books. He currently serves on the Board of Directors of TuHURA Biosciences, Inc., formerly Morphogenesis, Inc., and previously served as the President for the Society of Hematologic Oncology as well as a member of the MDS Foundation Board of Directors. Dr. List is also an active member of the American Society of Clinical Oncology, the American Society of Hematology and the American Association for Cancer Research. He is a Charter Fellow in the National Academy of Inventors, an inductee in the Florida Inventors Hall of Fame. Dr. List received B.S. and M.S. degrees from Bucknell University and earned his M.D. from the University of Pennsylvania. He is board certified in internal medicine, hematology, and medical oncology.
Dario Scimeca has served as our General Counsel since June 2019. Prior to joining us, Mr. Scimeca served in various roles for Genentech, a biotechnology company, U.S. affiliate of Roche, from January 2013 to June 2019, including most recently as Assistant General Counsel, where he counseled on legal issues associated with the development and commercialization of multiple oncology and rare disease products. Prior to that, he was corporate counsel at Elan Pharmaceuticals where he, among other things, oversaw FDA and EMA regulatory compliance matters. He has previously worked in both corporate transactional law and patent litigation at three national law firms. Mr. Scimeca received a B.S. from Santa Clara University, his J.D. from the University of California, Berkeley, School of Law, and clerked for Judge James L. Dennis on the United States Fifth Circuit Court of Appeals in New Orleans, Louisiana.
Jeff Smith, Ph.D., a co-founder of Precision, has been our Chief Research Officer since September 2022. Dr. Smith served as our Chief Scientific Officer from our inception in 2006 and remained in that position until 2019 when he transitioned to serve as our Chief Technology Officer until September 2022. Dr. Smith attended Franklin and Marshall College where he obtained an undergraduate degree in Chemistry and Biology. Dr. Smith is one of the true pioneers in genome editing and has made some of the key observations that led to the first successful engineered editing nucleases. He received his graduate degree in Biochemistry, Cellular, and Molecular Biology from Johns Hopkins University while developing and characterizing custom nucleases for genome engineering. Continuing his work in protein engineering at Duke University, Dr. Smith helped create the foundation for Precision’s ARCUS genome editing technology. He is an inventor on more than 75 foundational, issued patents involving the production and use of genome editing tools.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investors” page of our website located at www.precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. Among the topics addressed in our Corporate Governance Guidelines are:
•	Board size, independence and qualifications	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Board leadership structure	•	Board access to advisors
•	Selection of new directors	•	Board self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities and independence
•	Director responsibilities	•	Succession planning
•	Director compensation	•	Risk management
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board may serve as Lead Director.
The positions of our Chair of the Board and our Chief Executive Officer and President are currently served by two separate persons. Mr. Buehler serves as Chair of the Board, and Mr. Amoroso serves as our Chief Executive Officer and President. In his capacity as the independent Chair of the Board, Mr. Buehler performs the functions of the Lead Director.
At this time, the Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Melinda Brown, Kevin J. Buehler, Stanley R. Frankel, M.D., Geno Germano, Shari Lisa Piré, and Samuel Wadsworth, Ph.D., representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules.
In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee, the nominating and corporate governance committee and the science and technology committee operates under a written charter.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Melinda Brown	Chair	—	—	—
Kevin J. Buehler	X	—	X	—
Stanley R. Frankel, M.D.	—	—	—	Chair
Geno Germano	X	Chair	—	X
Shari Lisa Piré	—	X	Chair	—
Samuel Wadsworth, Ph.D.	—	—	—	X
Audit Committee
Our audit committee is responsible for, among other things:
•	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including our earnings press releases;

•	considering whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K;
•	coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies, risk assessment and risk management related to financial, cybersecurity and information security risks;
•	reviewing and approving or ratifying “related person transactions” in accordance with the Company’s Related Person Transaction Policy;
•	overseeing our policies and strategies with respect to environmental, sustainability and social matters that may have a material impact on our financial statements or finance-related initiatives;
•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;
•
pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.
Our audit committee currently consists of Melinda Brown, Kevin J. Buehler and Geno Germano, with Ms. Brown serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable to audit committee members. In addition, our Board of Directors has determined that each of Ms. Brown, Mr. Buehler and Mr. Germano qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:
•	reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our Chief Executive Officer and our other officers;
•	reviewing and approving, or making recommendations to the Board regarding, incentive compensation and equity-based plans and arrangements;
•	overseeing and administering our cash and equity-based plans;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;
•	preparing the annual compensation committee report required by SEC rules, to the extent required;
•
reviewing our compensation policies and practices and assessing whether such policies and practices are reasonably likely to have a material adverse effect on us by encouraging excessive risk-taking; and

•	assisting the Board in its oversight of risk management in areas affecting or related to our executive compensation plans and arrangements.
Our compensation committee currently consists of Geno Germano and Shari Lisa Piré, with Mr. Germano serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Aon as its independent outside compensation consultants.
As requested by the compensation committee, in 2023, Aon’s services to the compensation committee included assisting in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, equity-based awards, severance agreements and employee stock purchase programs based on our peer group.
All executive compensation services provided by Aon during 2023 were conducted under the direction or authority of the compensation committee, and all work performed by Aon was pre-approved by the compensation committee. Neither Aon nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Aon raised any conflict of interest for services performed during 2023 and determined that it did not.
Additionally, during 2023, a subsidiary of Aon served as broker for our directors and officers insurance policy. The aggregate fees incurred with Aon in 2023 for determining or recommending the amount or form of executive and director compensation were $34,771, and the aggregate fees paid to the Aon subsidiary in 2023 in connection with serving as broker for our directors and officers insurance policy were $250,000. The engagement of the Aon subsidiary to serve as broker for our directors and officers insurance policy was recommended by management and approved by the Board.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board;
•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•
developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board of Directors proposed changes to our corporate governance guidelines from time to time;

•	overseeing periodic assessments of our Board of Directors and its committees; and
•	assisting the Board in its oversight of risk management in areas affecting or related to Board organization, membership and structure, and corporate governance.
Our nominating and corporate governance committee currently consists of Kevin J. Buehler and Shari Lisa Piré, with Ms. Piré serving as chair. Our Board has determined that each member of our nominating and corporate governance committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.
Science and Technology Committee
Our science and technology committee is responsible for, among other things:
•	reviewing and advising the Board regarding our overall strategic direction and investment in research and development (“R&D”) and technological and scientific initiatives;
•	identifying and solving for significant and emerging trends, challenges and problems applicable to the Company’s science and technology;
•	evaluating and providing input to the Board and management regarding our R&D programs and scientific initiatives;
•	assisting the Board in its oversight of our risk management in areas affecting or related to our R&D, technology and intellectual property;

•	reviewing and advising the Board and management on the overall intellectual property strategy of the Company;
•
providing governance oversight, including high level assessment of sufficiency and capability of resources and alignment on program metrics, key performance indicators and timing to assess progress against established program objectives;

•	reviewing new technology in which the Company is, or is considering, investing;
•	reviewing the efficacy and safety profile of new products before they are launched; and
•	assisting the Board and management in scientific and R&D aspects and relevant business implications of the Company’s acquisitions, transactions and other business development activities.
Our science and technology committee currently consists of Stanley R. Frankel, M.D., Geno Germano and Samuel Wadsworth, Ph.D., with Dr. Frankel serving as chair.
Board and Board Committee Meetings and Attendance
During the fiscal year ended December 31, 2023, our Board of Directors met six times, the audit committee met four times, the compensation committee met six times, the nominating and corporate governance committee met four times and the science and technology committee met five times. During the fiscal year ended December 31, 2023, each incumbent director attended at least 95% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served, during the period in which he or she served as a director.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors are presided over by the Chair of the Board, if the Chair of the Board qualifies as independent, or by the lead director, if the Chair of the Board does not qualify as independent.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All directors attended our annual meeting of stockholders held in 2023.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, gender identification or identification as an underrepresented minority or as LGBTQ+; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We consider diversity, such as gender, race, ethnicity and membership of an underrepresented communities, among those meaningful factors in identifying and considering director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and background in these various areas.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Dr. Frankel and Dr. Wadsworth, the director nominees to be elected at the Annual Meeting, were each initially recommended for reelection to our Board by other members of the Board serving at the time and by members of management.
In determining to nominate each director nominee at this Annual Meeting, the nominating and corporate governance committee and Board evaluated each nominee in accordance with our standard review process for director candidates in connection with a director’s initial appointment and his or her nomination for election or re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701. All recommendations for director nominations received by the General Counsel and Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Diversity
Our Board of Directors believes that a diverse board is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our Board of Directors considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our Board of Directors as a whole. With the assistance of the nominating and corporate governance committee, our Board of Directors regularly reviews trends in board composition, including on director diversity.
Board Diversity Matrix (As of April 24, 2024)
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
White	2	5
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.
The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with financial and reporting related legal and regulatory requirements and discussing the Company’s policies with respect to risk assessment and risk management, financial, cybersecurity and information security risks. Through its regular meetings with management, including the finance, legal, tax and information technology functions, the audit committee reviews and discusses financial, cybersecurity and information security risks. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management. Our science and technology committee supports the Board in its oversight of our risk management involving areas affecting or related to our R&D, technology and intellectual property.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at www. precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of the Investors page of our website at www.precisionbiosciences.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. The General Counsel and Secretary will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of our 2023 compensation program for our principal executive officer and next two most highly compensated executive officers who are named in the Summary Compensation Table below. These “named executive officers” and their positions are:
•	Michael Amoroso, President, Chief Executive Officer and Director;
•	Alex Kelly, Chief Financial Officer; and
•	Alan List, M.D., Chief Medical Officer.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years presented:
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All other compensation ($)	Total ($)
Michael Amoroso President, Chief Executive Officer and Director	2023	629,917	381,000	967,976	0	60,388(3)	2,039,280
	2022	603,563	351,819	2,119,509	1,269,565	23,659	4,368,115
Alex Kelly Chief Financial Officer	2023	457,667	184,400	423,476	0	18,845(4)	1,084,388
	2022	437,500	173,930	1,076,050	679,213	12,146	2,378,839
Alan List, M.D. Chief Medical Officer	2023	475,721	191,200	217,800	0	25,250(5)	909,970
(1)	The amounts reported for 2023 represent bonuses based upon our Board’s assessment of the achievement of company and individual performance objectives for 2023, which were paid in February 2024.
(2)
The amounts reported reflect the grant date fair value of stock options and restricted stock units computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards and restricted stock units in Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2023 (the “Form 10-K”).

(3)
The amount reported represents 401(k) matching contributions of $13,800, temporary housing and travel reimbursements of $41,399 and $5,189 in supplemental disability insurance premiums available to certain executives.

(4)
The amount reported represents 401(k) matching contributions of $11,546, supplemental disability insurance premiums available to certain executives of $7,093, and $206 related to a tax gross up for a non-cash anniversary award available to all employees

(5)	The amount reported represents 401(k) matching contributions of $20,198 and $5,052 in supplemental disability insurance premiums available to certain executives.
Narrative Disclosure to Summary Compensation Table
Annual Base Salaries
Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The annual base salaries for Mr. Amoroso, Mr. Kelly, and Dr. List were increased effective on March 15, 2023 in recognition of individual performance and further based on peer group data provided by our compensation consultants, Aon. The following table shows the annual base salaries for 2022 and 2023 for our named executive officers:
Name	2022 Base Salary ($)	2023 Base Salary ($)
Michael Amoroso	604,500	635,000
Alex Kelly	441,000	461,000
Alan List, M.D.	464,325	478,000

Bonuses
In addition to base salaries, our named executive officers are eligible to receive annual cash bonuses. The 2023 annual bonus for Mr. Amoroso was entirely based on the achievement of company goals. The 2023 annual bonuses for Mr. Kelly and Dr. List were determined based on an allocation of 80% related to the achievement of company goals and 20% individual performance. The company goals for 2023 cash bonuses related to attaining certain clinical and non-clinical milestones, as well as financial and administrative achievements. The Board of Directors determined the corporate goal attainment for 2023 was 100%. The individual goals for Mr. Kelly and Dr. List generally related to performance in the applicable functions for which the executive is responsible. The 2023 target bonus amounts for Mr. Amoroso, Mr. Kelly, and Dr. List were 60%, 40% and 40% of base salary, respectively. The actual bonus amounts paid to our named executive officers for 2023 are set forth above in the 2023 Summary Compensation Table in the column entitled “Bonus.”
Equity Compensation
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used grants of stock options and restricted stock units (“RSUs”) for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options and RSUs also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.
We award stock options and RSUs broadly to our employees, including to our non-executive employees. Grants to our executives are made at the discretion of our Board of Directors and are not made at any specific time period during a year.
We granted the following RSUs to our named executive officers during 2023:
Named executive officers	RSUs Granted
Michael Amoroso	26,666
Alex Kelly	11,666
Alan List, M.D.	6,000
See the “Outstanding Equity Awards at 2023 Fiscal Year-End” table below for a description of the vesting schedules applicable to these awards.
Retirement Plans
We currently maintain the Precision BioSciences, Inc. 401(k) Plan, a defined contribution retirement savings plan (the “401(k) Plan”), for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2023, we matched participants’ elective salary deferral contributions to the 401(k) Plan up to 100% of the first 4% of the employee’s salary deferred. Matching contributions made by us vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our employee benefit plans and programs, which include medical, dental and vision benefits, health and flexible spending accounts, life, short-term, long-term and supplemental individual disability, and supplemental insurance and wellness and tuition reimbursement to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans. We also provide Mr. Amoroso, Mr. Kelly, and Dr. List, along with certain other executive officers and senior employees, with certain supplemental disability insurance benefits. From time to time, we also provide relocation benefits to our named executive officers as determined in our Board’s discretion. Mr. Amoroso is also entitled to reimbursement for taxes and for travel and housing expenses incurred when commuting between his primary residence in New Jersey and our offices in North Carolina.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each of our named executive officers as of December 31, 2023.
	Option awards					Stock Awards
Name	Vesting Commencement Date	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares that have not vested	Market value of shares that have not vested ($)(3)
Michael Amoroso	10/15/2021	14,166	14,167	293.70	10/14/2031	—	—
	3/21/2022	7,040	9,052	91.50	3/20/2032	—	—
	3/21/2022	—	—	—	—	6,834(2)	74,832
	10/15/2022	2,083	6,250	41.40	10/23/2032	—	—
	11/2/2022	—	—	—	—	18,887(2)	206,813
	1/20/2023	—	—	—	—	26,666(2)	291,993
Alex Kelly	10/5/2020	5,348	1,783	189.30	10/29/2030	—	—
	6/7/2021	1,464	879	340.20	6/6/2031	—	—
	6/7/2021	2,440	1,465	340.20	6/6/2031
	6/7/2021	—	—	—	—	454(2)	4,971
	3/3/2022	3,547	4,562	122.40	3/2/2032	—	—
	3/3/2022	—	—	—	—	3,404(2)	37,274
	11/2/2022	—	—	—	—	7,210(2)	78,950
	1/20/2023	—	—	—	—	11,666(2)	127,743
Alan List	8/31/2020	2,708	625	193.50	10/26/2030	—	—
	4/26/2021	2,795	1,677	340.20	6/6/2031	—	—
	6/7/2021	—	—	—	—	868(2)	9,505
	3/3/2022	2,046	2,630	122.40	3/2/2032	—	—
	3/3/2022	—	—	—	—	1,963(2)	21,495
	1/20/2023	—	—	—	—	6,000(2)	65,700
(1)
The option vests as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in substantially equal installments at the end of each successive three-month period over the following 36 months.

(2)	The RSUs vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date.
(3)	The amounts shown are determined by multiplying the shares shown by the closing price of our common stock on December 29, 2023 of $10.95.
Employment Agreements
We have entered into employment agreements with each of our named executive officers that set forth the terms and conditions of each executive’s employment with us.
Each employment agreement establishes an annual base salary and target bonus opportunity for each named executive officer. The amounts in effect during 2023 are described above under the headings “Annual Base Salaries” and “Bonuses”. The named executive officers are eligible to participate in our medical, dental and disability insurance, the 401(k) Plan, personal leave and other employee benefit plans and programs for which the named executive officer is eligible, subject to the terms and conditions of such plans and programs.
Each named executive officer’s employment agreement and employment are terminable by either the named executive officer or us without cause on 30-days’ written notice. During 2023, in the event that a named executive officer’s employment was terminated by us without cause or by the executive for good reason, in each case as defined in the employment agreements, then in addition to payment of any accrued amounts and subject to such named executive officer’s timely executing a release of claims and continuing to comply with obligations under his proprietary information agreement, he would have been entitled to receive (1) base salary continuation for 12 months in the case of Mr. Amoroso or 9 months in the case of Mr. Kelly and Dr. List, and (2) reimbursement for additional costs the executive incurs for continued coverage under our group health insurance under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), for up to 12 months in the case of Mr. Amoroso and Dr. List or 9 months in the case of Mr. Kelly.
In lieu of the foregoing, the employment agreements provide that, in the event a named executive officer’s employment was terminated by us without cause or by the named executive officer for good reason within 12 months after the occurrence of a change in control or three months prior to a change in control, then, in lieu of the foregoing and subject to his timely execution of a release of claims and continuing to comply with obligations under his proprietary information agreement, such named executive officer would have been entitled to (1) a lump sum payment equal to, in the case of Mr. Amoroso, 18 months of his then current base salary plus 1.5 times his target bonus, and in the case of Mr. Kelly and Dr. List, 12 months of base salary plus one times target bonus, (2) reimbursement for the additional costs the executive incurs for continued coverage under our group health insurance under COBRA for up to 18 months in the case of Mr. Amoroso, or 12 months in the case of Mr. Kelly and Dr. List and (3) accelerated vesting of all unvested time-based equity grants.
In January 2024 we entered into new employment agreements with Mr. Amoroso and Mr. Kelly, which employment agreements are similar to their prior employment agreements, except that they reflect current annual base salary and target bonus amounts and increased severance and benefit amounts payable in connection with a termination without cause or resignation for good reason.
Under the separate proprietary information, inventions, non-competition and non-solicitation agreement with each of Mr. Amoroso, Mr. Kelly and Dr. List, referred to as the proprietary information agreement above, each named executive officer has agreed to refrain from competing with us or soliciting our employees, independent contractors, customers or suppliers, in each case, while employed and following the termination of his employment for any reason for a period of one year, or, for Mr. Amoroso, 18 months if his termination occurs within 12 months after a change in control. Each named executive officer has acknowledged our ownership rights in any intellectual property and assigned any such ownership rights to us.
Director Compensation
2023 Restricted Stock Units to Non-Employee Directors
We granted the following RSUs to our non-employee directors during 2023:
Non-Employee Director	RSUs Granted
Melinda Brown	4,202(1)
Kevin J. Buehler	4,202(1)
Stanley R. Frankel M.D.	4,202(1)
Geno Germano	4,202(1)
Shari Lisa Piré	4,202(1)
Samuel Wadsworth, Ph.D.	4,202(1)
(1)	Represents annual RSUs granted to non-employee directors under our non-employee director compensation program.
Non-Employee Director Compensation Policy
We maintain a compensation program for our non-employee directors under which each non-employee director is eligible to receive the following amounts for their services on our Board of Directors:
•
Upon the director’s initial election or appointment to our Board of Directors, either (i) an option to purchase the Company’s common stock having an aggregate grant date fair value (as determined under the policy) in an amount determined by the Board, or (ii) a number of restricted stock units determined by dividing the aggregate value of the initial RSUs, as determined by the Board, by the fair market value of a share of our common stock on the date of grant;

•
If the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a non-employee director immediately following such meeting, a number of restricted stock units on the date of such annual meeting determined by dividing the aggregate value of the annual RSUs, as determined by the Board, by the fair market value of a share of the Company’s common stock on the date of the annual meeting;

•	An annual director fee of $72,500 for the Chair of the Board and $40,000 for directors other than the chair;
•	If the director serves on a committee of our Board of Directors, an additional annual fee as follows:
•	Chair of the audit committee, $15,000;
•	Audit committee member other than the chair, $7,500;
•	Chair of the compensation committee, $12,250;
•	Compensation committee member other than the chair, $6,000;
•	Chair of science & technology committee, $12,250;
•	Science & technology committee member other than the chair, $6,000;
•	Chair of the nominating and corporate governance committee, $8,250; and
•	Nominating and corporate governance committee member other than the chair, $4,500.
Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant.
Equity awards granted upon a director’s initial election or appointment vest, with respect to stock options, in 36 substantially equal monthly installments following the date of grant or, with respect to RSUs, in 12 substantially equal quarterly installments following the date of grant. The stock options or RSUs granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options and RSUs vest in full upon the occurrence of a change in control.
2023 Director Compensation
The following table sets forth the compensation earned by our non-employee directors for their service on our Board during 2023:
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Melinda Brown	55,000	103,987	158,987
Kevin J. Buehler	84,500	103,987	188,487
Stanley R. Frankel, M.D.	52,250	103,987	156,237
Geno Germano	65,750	103,987	169,737
Shari Lisa Piré	54,917	103,987	158,904
Samuel Wadsworth, Ph.D.	46,000	103,987	149,987
(1)
The amounts reported reflect the grant date fair value of RSUs computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the RSUs in Note 3 to our consolidated financial statements in the Form 10-K.

The table below shows the aggregate numbers of option awards and RSUs held as of December 31, 2023 by each non-employee director who was serving as of December 31, 2023.
	Option Awards		Stock Awards
Name	Number of securities underlying unexercised options (#) vested	Number of securities underlying unexercised options (#) unvested	Shares that have not vested
Melinda Brown	6,626	5,930	4,202
Kevin J. Buehler	10,008	—	4,202
Stanley R. Frankel, M.D.	7,107	234	4,202
Geno Germano	8,716	—	4,202
Shari Lisa Piré	6,512	564	4,202
Samuel Wadsworth, Ph.D.	6,512	564	4,202

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information on our equity compensation plans as of December 31, 2023.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)	462,712(3)	$196.61(5)	198,953(6)
Equity Compensation Plans Not Approved by Stockholders(2)	101,807(4)	$112.52	190,739
Total	564,519	$172.13	389,692
(1)	Consists of the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), 2019 Incentive Award Plan (the “2019 Plan”) and 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(2)
Consists of the Company’s 2021 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan”). The Inducement Plan was adopted in accordance with Nasdaq Rule 5635(c)(4), which provides an exemption in certain circumstances for awards granted as an inducement material to an individual entering employment with the company.

(3)
Includes 36,552 outstanding options to purchase shares of our common stock under the 2015 Plan, 211,303 outstanding options to purchase shares of our common stock under the 2019 Plan and 214,857 outstanding RSUs under the 2019 Plan. Excludes purchase rights accruing under the 2019 ESPP.

(4)	Includes 101,807 outstanding options to purchase shares of our common stock under the Inducement Plan.
(5)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2015 Plan was $281.33 and under the 2019 Plan was $181.96. The calculation does not take into account shares of common stock subject to outstanding restricted stock units under the 2019 Plan, which do not have an exercise price.

(6)
Includes 122,630 shares available for future issuance under the 2019 Plan and 76,323 shares available for future issuance under the 2019 ESPP (of which 9,037 shares were issued with respect to the purchase period in effect as of December 31, 2023, which ended February 29, 2024). The 2019 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029 equal to the lesser of (A) 4% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the board. The number of shares available for issuance under the 2019 ESPP will be annually increased on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029, by an amount equal to the lesser of (A) 1% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of common stock as determined by the board. Additionally, following the effective date of the 2019 Plan, we ceased making grants under the 2015 Plan. To the extent outstanding stock options under the 2015 Plan are forfeited or lapse unexercised, the shares of common stock subject to such stock options will be available for issuance under the 2019 Plan.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of April 8, 2024 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock outstanding;
•	each of our directors;
•	each of our named executive officers for 2023; and
•	all of our directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 6,916,239 shares of our common stock issued and outstanding as of April 8, 2024. Shares of our common stock that a person has the right to acquire within 60 days of April 8, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Novartis Pharma AG(1)	413,581	6.0%
Aquilo Capital(2)	662,659	9.6%
Janus Henderson Group(3)	511,108	7.4%
Perceptive Advisors LLC(4)	500,000	7.2%
Named Executive Officers and Directors:
Michael Amoroso(5)	44,177	*
Alex Kelly(6)	38,133	*
Alan List, M.D.(7)	14,125	*
Melinda Brown(8)	12,572	*
Kevin J. Buehler(9)	14,210	*
Stanley R. Frankel, M.D.(10)	11,543	*
Geno Germano(11)	12,918	*
Shari Lisa Piré(12)	10,970	*
Samuel Wadsworth, Ph.D.(13)	10,970	*
All executive officers and directors as a group (9 persons)(14)	270,782	4.0%
*	Represents less than 1%.
(1)
Based solely on information reported on a Schedule 13G filed on June 27, 2022, Novartis Pharma AG and Novartis AG have shared voting power and shared dispositive power over 413,581 shares of our common stock. Novartis Pharma AG is the beneficial owner of 413,581 shares of our common stock. As the direct parent of Novartis Pharma AG, Novartis AG may be deemed to beneficially own these securities. The business address of each of Novartis Pharma AG and Novartis AG is Lichtstrasse 35, CH-4056 Basel, Switzerland.

(2)
Based solely on information reported on a Schedule 13G filed on March 18, 2024, Aquilo Capital, L.P. and Aquilo Capital Management, LLC have shared voting power and shared dispositive power over 662,659 shares of our common stock. The business address of each of Aquilo Capital, L.P. and Aquilo Capital Management, LLC is One Letterman Drive, Suite D4900, Building D, The Presidio San Francisco, CA 94129. The 662,659 shares of common stock consist of (a) 385,440 shares of common stock plus (b) 277,219 shares of common stock issuable upon exercise of warrants.

(3)
Based solely on information reported on a Schedule 13G filed on March 11, 2024, Janus Henderson Group plc and Janus Henderson Biotech Innovation Master Fund Ltd have shared voting power and shared dispositive power over 511,108 shares of our common stock. The business address of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom and the business address of Janus Henderson Biotech Innovation Master Fund Ltd is C/O Janus Henderson Investors US LLC, 151 Detroit Street, Denver, CO 80206.

(4)
Based solely on information reported on a Schedule 13G filed on March 14, 2024, Perceptive Advisors LLC, Joseph Edelman, and Perceptive Life Sciences Master Fund, Ltd have shared voting power and shared dispositive power over 500,000 shares of our common stock. The business address of each of Perceptive Advisors LLC, Joseph Edelman, and Perceptive Life Sciences Master Fund, Ltd is 51 Astor Place, 10th Floor, New York, NY 10003.

(5)
Consists of (a) 11,881 shares of common stock, (b) 28,879 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (c) 3,417 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(6)
Consists of (a) 20,472 shares of common stock, (b) 15,485 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (c) 2,156 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(7)
Consists of (a) 3,166 shares of common stock, (b) 9,109 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (c) 1,850 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(8)
Consists of (a) 8,370 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (b) 4,202 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(9)
Consists of (a) 10,008 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (b) 4,202 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(10)
Consists of (a) 7,341 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (b) 4,202 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(11)
Consists of (a) 8,716 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (b) 4,202 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(12)
Consists of (a) 6,786 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (b) 4,202 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(13)
Consists of (a) 6,786 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (b) 4,202 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

(14)
Consists of (a) 114,726 shares of common stock, (b) 121,520 shares of common stock underlying options exercisable within 60 days of April 8, 2024, and (c) 34,536 shares of common stock underlying RSUs vesting within 60 days of April 8, 2024.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) or, if applicable, Item 404(d) of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 (or such other amount as applicable while we remain a smaller reporting company) and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Investors’ Rights Agreement
Prior to our initial public offering (“IPO”), we entered into an amended and restated investors’ rights agreement, as subsequently amended (the “investors’ rights agreement”), that provided rights to several of our holders. These rights generally terminated in connection with our IPO, except for certain registration rights with respect to the registrable securities held by them that survived until the fifth anniversary of our IPO. As previously reported, those party to the investors’ rights agreement include, among others, current and former directors, former executive officers, and former holders of more than 5% of our common stock.
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses and have purchased directors’ and officers’ liability insurance.
Employment Agreements
We have entered into employment agreements with certain of our executive officers, including our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”
Stock Options Grants to Executive Officers and Directors
We have granted stock options to our executive officers as more fully described in “Executive Compensation.”
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701, in writing not later than December 26, 2024.
Stockholders intending to present a proposal at our 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on February 4, 2025 and no later than the close of business on March 6, 2025. The notice must contain the information required by our Bylaws. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 4, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business of the 90th day prior to the 2025 Annual Meeting or, if later, the

10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2025 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 of the Exchange Act, including sending notice no later than April 4, 2025.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2023 ANNUAL REPORT
Our 2023 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can also access our 2023 Annual Report, including our Annual Report on Form 10-K for 2023, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.
Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary
Durham, North Carolina
April 25, 2024

Exhibit A
PRECISION BIOSCIENCES, INC.
2019 INCENTIVE AWARD PLAN

(As Amended and Restated Effective [   ], 2024)
ARTICLE I.
Purpose
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
Eligibility
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
Administration and Delegation
3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
Stock Available for Awards
4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2 Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 796,667Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.
ARTICLE V.
Stock Options and Stock Appreciation Rights
5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).
5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
Restricted Stock; Restricted Stock Units
6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.
(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3 Restricted Stock Units.
(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
Other Stock or Cash Based Awards
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
Adjustments for Changes in Common Stock
and Certain Other Events
8.1 Equity Restructuring.
(a) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e) To replace such Award with other rights or property selected by the Administrator; and/or
(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.
General Provisions Applicable to Awards
9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6 Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Article VIII, without the approval of the stockholders of the

Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE X.
Miscellaneous
10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Term of Plan. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the earlier of (i) the date the Board initially adopted the Plan or (ii) the date the Company’s stockholders initially approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan.
10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6 Section 409A.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, adopted effective as of October 2, 2023, as may be amended from time to time, and any other clawback, recoupment, forfeiture or similar policies or provisions of the Company or its affiliates.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE XI.
Definitions
As used in the Plan, the following words and phrases will have the following meanings:
11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5 “Board” means the Board of Directors of the Company.
11.6 “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the

Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
11.7 “Change in Control” means and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10 “Common Stock” means the common stock of the Company.
11.11 “Company” means Precision BioSciences, Inc., a Delaware corporation, or any successor.
11.12 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14 “Director” means a Board member.
11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.17 “Employee” means any employee of the Company or its Subsidiaries.
11.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.23 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.24 “Option” means an option to purchase Shares.
11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
11.26 “Overall Share Limit” means the sum of (i) 630,000 Shares; (ii) the number of Shares that were previously reserved for issuance under the Plan and are subject to outstanding awards as of the effective date of the amendment and restatement of the Plan and the number of Shares that remain available for the grant of future awards under the Plan as of the effective date of the amendment and restatement of the Plan; (iii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV; and (iv) an annual increase on the first day of each calendar year beginning January 1, 2020 and ending on and including January 1, 2029, equal to the lesser of (A) 4% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.
11.27 “Participant” means a Service Provider who has been granted an Award.
11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.29 “Plan” means this 2019 Incentive Award Plan, as it may be amended from time to time.
11.30 “Prior Plans” means, collectively, the Company’s 2015 Stock Incentive Plan, 2006 Stock Incentive Plan, and any prior equity incentive plans of the Company or its predecessor.
11.31 “Prior Plan Award” means an award outstanding under the Prior Plans as of the Public Trading Date.
11.32 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).
11.33 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.34 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.35 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.36 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.37 “Securities Act” means the Securities Act of 1933, as amended.
11.38 “Service Provider” means an Employee, Consultant or Director.
11.39 “Shares” means shares of Common Stock.
11.40 “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.41 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.42 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.43 “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DTIL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50188-P09844 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECISION BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stanley R. Frankel, M.D.
02) Samuel Wadsworth, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Annual Report, Proxy Statement and Notice of Annual Meeting of Stockholders are available at www.proxyvote.com.

V50189-P09844

PRECISION BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 4, 2024 11:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Michael Amoroso and Alex Kelly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRECISION BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Eastern Time on June 4, 2024, at www.virtualshareholdermeeting.com/DTIL2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side